              As Filed With the Securities and Exchange Commission
                                on March 27, 2000

                                                   Registration No. 333-________

 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................

                            AMERICAN HEALTHWAYS, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                    62-1117144
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                    Identification No.)

         3841 GREEN HILLS VILLAGE DRIVE
              NASHVILLE, TENNESSEE                                37215
    (Address of Principal Executive Offices)                    (Zip Code)

                            AMERICAN HEALTHWAYS, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  HENRY D. HERR
                         3841 GREEN HILLS VILLAGE DRIVE
                           NASHVILLE, TENNESSEE 37215
                     (Name and address of agent for service)

                                 (615) 665-1122
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
  Title of securities to       Amount to be             Proposed maximum             Proposed maximum         Amount of registration
       be registered            registered          offering price per share     aggregate offering price              fee
====================================================================================================================================
       Common Stock          400,000 shares (1)            $4.00 (2)                  $1,600,000 (2)                 $422.40

====================================================================================================================================

(1) Represents 400,000 shares reserved for issuance pursuant to future grants under the Company's 1996 Stock Incentive Plan.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                     REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.001 par value, of American Healthways, Inc., a Delaware corporation (the "Registrant"), for the Registrant's 1996 Stock Incentive Plan, as amended.

         INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

        The Registration Statement on Form S-8 (Registration No. 33-04615) previously filed by the Registrant with the Securities and Exchange Commission on May 28, 1996 is hereby incorporated by reference herein.

Item 8.  Exhibits

         Exhibit Number                             Description
       ------------------    --------------------------------------------------------

                5            Opinion of Bass, Berry & Sims PLC

              23.1           Consent of Deloitte & Touche, LLP

              23.2           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

               24            Power of Attorney (included on page II-3)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 27th day of March, 2000.

                                       AMERICAN HEALTHWAYS, INC.

                                       By: /s/ Thomas G. Cigarran
                                          ------------------------------------
                                          Thomas G. Cigarran
                                          Chairman of the Board, President and
                                          Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Thomas G. Cigarran and Henry D. Herr and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                        Date
---------                                  -----                                        ----
 /s/ Thomas G. Cigarran                    Chairman of the Board, President,            March 27, 2000
--------------------------------------       Chief Executive Officer and Director
Thomas G. Cigarran                           (Principal Executive Officer)

 /s/ Henry D. Herr                         Executive Vice President Finance and         March 27, 2000
--------------------------------------       Administration, Chief Financial
Henry D. Herr                                Officer, Secretary, and Director
                                             (Principal Financial Officer)

 /s/ David A. Sidlowe                      Vice President and Controller (Principal     March 27, 2000
--------------------------------------       Accounting Officer)
David A. Sidlowe

 /s/ Frank A. Enmann                       Director                                     March 27, 2000
--------------------------------------
Frank A. Enmann

 /s/ Martin J. Koldyke                     Director                                     March 27, 2000
--------------------------------------
Martin J. Koldyke

 /s/ C. Warren Neel                        Director                                     March 27, 2000
--------------------------------------
C. Warren Neel

 /s/ William C. O'Neil, Jr.                Director                                     March 27, 2000
--------------------------------------
William C. O'Neil, Jr.

                                 EXHIBIT INDEX

 Exhibit Number                               Description
-----------------   ------------------------------------------------------------

        5           Opinion of Bass, Berry & Sims PLC

      23.1          Consent of Deloitte & Touche LLP

      23.2          Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

       24           Power of Attorney (included on page II-3)